As filed with the Securities and Exchange Commission on July 5, 2016

Registration No. 333-212206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13000 South Spring Street

Los Angeles, California 90061

(310) 217-9400

(Address and telephone number of principal executive offices and principal place of business)

Christopher J. Reed

Chief Executive Officer

13000 South Spring Street

Los Angeles, California 90061

(310) 217-9400

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Telephone: (949) 355-5405

Fax: (310) 356-1922

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] Do not check if a smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Reed’s, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 0001140215) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 5, 2016.

REED’S, INC.

By:	/s/ Christopher J. Reed
Christopher J. Reed
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Reed	Chief Executive Officer, Chairman (Principal Executive Officer)	July 5, 2016
Christopher J. Reed

*	Chief Financial Officer (Principal Accounting Officer,	July 5, 2016
Daniel Miles	Principal Financial Officer)

*	Director	July 5, 2016
Judy Holloway Reed

*	Director	July 5, 2016
Daniel S.J. Muffoletto

*	Director	July 5, 2016
Michael Fischman

*/s/ Christopher J. Reed
Christopher J. Reed as Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation of Reed’s, Inc. as filed September 7, 2001 (Incorporated by reference to Exhibit 3.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.2	Certificate of Amendment of Certificate of Incorporation of Reed’s, Inc. as filed September 27, 2004 (Incorporated by reference to Exhibit 3.2 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.3	Certificate of Amendment of Certificate of Incorporation of Reed’s, Inc. as filed December 18, 2007 (Incorporated by reference to Exhibit 3.3 to Reed’s, Inc.’s Registration Statement on Form S-1 (File No. 333-156908))

3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Reed’s, Inc. as filed October 12, 2004 (Incorporated by reference to Exhibit 3.3 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.5	Certificate of Correction to Certificate of Designations as filed November 10, 2004 (Incorporated by reference to Exhibit 3.4 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.6	Bylaws of Reed’s Inc., as amended (Incorporated by reference to Exhibit 3.1 to Reed’s, Inc.’s Current Report on Form 8-K filed December 19, 2012)

4.1	Form of common stock certificate (Incorporated by reference to Exhibit 4.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

4.2	Form of Series A preferred stock certificate (Incorporated by reference to Exhibit 4.2 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

4.3	Form of Warrant issued to investors dated June 2, 2016 (Incorporated by reference to exhibit 4.1 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

4.4	Placement Agent Warrant issued to Maxim Group LLC dated June 2, 2016 (Incorporated by reference to exhibit 4.2 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

4.5	Form of Common Stock Purchase Warrant issued November 9, 2015 (Incorporated by reference to exhibit 10.1 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

4.6	Form of Common Stock Purchase Warrant issued October 1, 2014 (Incorporated by reference to exhibit 10.4 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

5.1	Opinion of Libertas Law Group Inc., filed herewith.

10.1	Placement Agent Agreement by and between Maxim Group LLC and Reed’s Inc. dated May 26, 2016 (Incorporated by reference to exhibit 10.1 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.2	Securities Purchase Agreement by and between Reed’s Inc. and purchasers signatory thereto dated May 26, 2016 (Incorporated by reference to exhibit 10.2 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.3	Registration Rights Agreement by and between Reed’s Inc. and purchasers signatory thereto dated May 26, 2016 (Incorporated by reference to exhibit 10.3 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.4*	2007 Stock Option Plan (Incorporated by reference to Exhibit 10.22 to Reed’s, Inc.’s Form 10-K filed March 27, 2009)

10.5*	2015 Incentive and Nonstatutory Stock Option Plan (Incorporated by reference to Exhibit 4.2 to Reed’s Inc.’s Registration Statement on Form S-8 (File No. 333-203469), as filed April 17, 2015)

10.6	Amended and Restated Loan and Security Agreement by and between Reed’s Inc. and PMC Financial Services, LLC dated December 5, 2014 (Incorporated by reference to exhibit 10.3 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

10.7	Amendment Number One Standard Industrial Commercial Single Tenant Lease-Net by and between Reed’s Inc. and 525 South Douglas Street, LLC dated May 7, 2009 (Incorporated by reference to exhibit 10.4 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-157359))

23.1	Consent of Weinberg & Company, PA, Independent Registered Public Accounting Firm**.

23.2	Consent of Libertas Law Group Inc. (included in Exhibit 5.1)

* Compensatory plan or arrangement. **Previously filed.